Q3 2022 Financial Results November 14, 2022

Forward-Looking Statements Certain statements made in this presentation are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Fathom Digital Manufacturing Corporation (“Fathom”) that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of our business combination with Altimar Acquisition Corp. II; changes in general economic conditions, including as a result of the COVID-19 pandemic; the outcome of litigation related to or arising out of the business combination, or any adverse developments therein or delays or costs resulting therefrom; the ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; costs related to the business combination and additional factors discussed in Fathom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2022 as well as Fathom’s other filings with the SEC. If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that Fathom does not presently know or that Fathom currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Fathom’s expectations, plans or forecasts of future events and views as of the date of this presentation. These forward-looking statements should not be relied upon as representing Fathom’s assessments as of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Fathom undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, including with respect to the financial guidance for full year 2022 contained herein, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law. Non-GAAP Information This presentation includes Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. We define and calculate Adjusted Net Income as net income (loss) before the impact of any change in the estimated fair value of the company’s warrant, earnout shares and tax receivable agreement liabilities, reorganization expenses, goodwill impairment, stock-based compensation, and certain other non-cash and non-core items, as described in the reconciliation included in the appendix to this presentation. We define and calculate Adjusted EBITDA as net income (loss) before the impact of interest income or expense, income tax expense and depreciation and amortization, and further adjusted for the following items: change in the estimated fair value of the company’s warrant, earnout shares and tax receivable agreement liabilities, reorganization expenses, goodwill impairment, stock-based compensation, and certain other non-cash and non-core items, as described in the reconciliation included in the appendix to this presentation. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring (for example, in the case of reorganization expenses), non-cash (for example, in the case of depreciation, amortization, goodwill impairment, and stock-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense). Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. We include these non-GAAP financial measures because they are used by management to evaluate Fathom’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to Fathom without unreasonable effort. The company is not able to provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Fathom's control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Fathom without unreasonable effort. Fathom provides a range for its Adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation. Fathom provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the company's results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Disclaimers

Q3 2022 Highlights 1 Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of non-GAAP financial measures are included in the Appendix. Total Orders: $40.3 million Revenue: $40.2 million Adjusted EBITDA1: $7.1 million Fathom’s Q3 performance was in-line with expectations despite challenging macro environment

Q3 2022 Revenue Q3 2022 revenue driven by growth in Precision Sheet Metal and CNC Machining Achieved sequential monthly revenue growth in Q3 as new commercial activities gain traction Demand for comprehensive manufacturing services remains strong among strategic accounts -3.1% +13.8%

Q3 2022 Adjusted EBITDA1 1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Reconciliation of GAAP net income (loss) to Adjusted EBITDA is included in the Appendix. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. Q3 2022 Adjusted EBITDA totaled $7.1 million SG&A increased 12% primarily due to the incurrence of public company expenses Public company expenses totaled ~$2.1 million in Q3, maintaining downward trend Q3 2022 Adjusted EBITDA margin1 of 17.5% reflects impact of public company costs and commercial activity ramp up -8.1% -18.4%

Liquidity and Cash Flow Availability Liquidity ($ in millions) 9/30/2022 Term debt $122.7 Secured revolving credit facility $27.0 Gross debt $149.7 Cash and cash equivalents $8.0 Net debt $141.7 Undrawn revolver commitments $23.0 Available liquidity $31.0 Cash Flow Summary ($ in millions) Q3 2022 Net cash provided by operations $2.3 Capital expenditures $4.3 Available liquidity totaled $31.0 million as of 9/30/2022 Net debt totaled $141.7 million as of 9/30/2022 Net cash provided by operations totaled $2.3 million in Q3 2022 Capital expenditures were $4.3 million in Q3 2022

Financial Guidance 1 Source: Fathom’s full year 2022 forecast, as of November 14, 2022, reflects results of the first three quarters of 2022, management projections, and macroeconomic outlook. 2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See Appendix for a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. ($ in millions) Current Outlook1 Full Year 2021 Revenue $163.0 - $165.0 $152.2 Adjusted EBITDA2 $30.0 - $32.0 $34.4 Full Year 2022 Forecast Key Takeaways Projected annual revenue growth of approximately 7% to 8.5% Adjusted EBITDA2 expected to decline approximately (12.5%) to (7%) Adjusted EBITDA margin2 expected to range between 18.4% and 19.4% Guidance excludes the impact of unannounced future acquisitions

Summary Extended track record of profitability and cash generation in challenging macro environment 1 2 4 5 3 Built positive momentum for both orders and revenue throughout Q3 Continue to execute optimization plan aimed at accelerating scalable growth Breadth of leading offerings and positive business fundamentals support growth trajectory Ongoing investments in new technologies further strengthen growth prospects

Appendix

Financial Summary 1 Adjusted net income (loss) is a non-GAAP financial measure. Reconciliations of non-GAAP financial measures are included in this Appendix.   Reported Three Months Ended   Reported Nine Months Ended ($ in thousands) 9/30/2022 9/30/2021   9/30/2022 9/30/2021 Revenue $40,210 $41,481   $122,737 $107,887 Cost of revenue $25,144 $26,581   $80,126 $66,080 Gross profit $15,066 $14,900   $42,611 $41,807             Selling, general, and administrative (SG&A) $11,960 $10,681   $38,341 $27,111 Depreciation and amortization $4,627 $2,148   $13,595 $7,355 Restructuring $996 - $996 - Goodwill impairment $1,066,564 -   $1,066,564 - Total operating expenses $1,084,147 $12,829   $1,119,496 $34,466             Operating income (loss) $(1,069,081) $2,071   $(1,076,885) $7,341             Interest expense $2,406 $4,376   $5,738 $8,800 Other expense (income), net $(25,467) $442   $(88,495) $5,792             Income (loss) before taxes $(1,046,020) $(2,747)   $(994,128) $(7,251)             Income tax expense (benefit) $87 $729   $167 $807             Net income (loss) $(1,046,107) $(3,476)   $(994,295) $(8,058) Adjusted net income (loss)1 $(1,773) $(1,074)   $(2,544) $1,296

Revenue By Product Line   Reported Three Months Ended   Reported Nine Months Ended ($ in thousands) 9/30/2022 % Revenue 9/30/2021 % Revenue % Change   9/30/2022 % Revenue 9/30/2021 % Revenue % Change Revenue By Product Line                       Additive manufacturing $3,154 7.8% $4,480 10.8% -29.6%   $11,713 9.5% $13,322 12.3% -12.1% Injection molding $5,984 14.9% $7,812 18.8% -23.4%   $19,892 16.2% $20,941 19.4% -5.0% CNC machining $15,530 38.6% $14,160 34.1% 9.7%   $43,441 35.4% $30,063 27.9% 44.5% Precision sheet metal $13,719 34.1% $13,284 32.0% 3.3%   $43,153 35.2% $38,494 35.7% 12.1% Other revenue $1,823 4.5% $1,745 4.2% 4.5%   $4,538 3.7% $5,067 4.7% -10.4% Total $40,210 100% $41,481 100% -3.1%   $122,737 100% $107,887 100% 13.8%

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss) ($ in thousands) Q3 2022 Q3 2021 9M 2022 9M 2021 Net loss $(1,046,107) $(3,476) $(994,295) $(8,058) Acquisition expenses1 - - - 4,045 Stock compensation 1,762 - 5,687 - Inventory step-up amortization - (277) 3,241 - Goodwill impairment 1,066,564 - 1,066,564 - Restructuring 996 - 996 - Change in fair value of warrant liability2 (7,400) - (28,000) - Change in fair value of earnout shares liability2 (18,080) - (59,980) - Change in fair value of tax receivable agreement (TRA)2 - - (200) - Integration, non-recurring, non-operating, cash, and non-cash costs3 492 2,679 3,443 5,309 Adjusted net income (loss) $(1,773) $(1,074) $(2,544) $1,296 1 Represents expenses incurred related to business acquisitions; 2 Represents the impacts from the change in fair value related to the earnout shares liability, the warrant liability and the tax receivable agreement associated with the business combination completed on December 23, 2021; 3 Represents adjustments for other integration, non-recurring, non-operating, cash, and non-cash costs related primarily to integration costs for new acquisitions, severance, and management fees paid to our principal owner.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA   ($ in thousands) Q3 2022 Q3 2021   9M 2022 9M 2021     Net loss $(1,046,107) $(3,476) $(994,295) $(8,058)     Depreciation and amortization 6,335 4,381   18,539 12,006     Interest expense, net 2,406 4,376   5,738 8,800     Income tax expense 88 729   167 807     Acquisition expenses1 - -   - 4,045     Inventory step-up amortization - (277) 3,241 -     Stock compensation 1,762 - 5,687 -   Goodwill impairment 1,066,564 - 1,066,564 -   Restructuring 996 - 996 -   Change in fair value of warrant liability2 (7,400) - (28,000) -     Change in fair value of earnout shares liability2 (18,080) - (59,980) -     Change in fair value of tax receivable agreement (TRA)2 - -   (200) -     Contingent consideration3 - 235   - (1,120)     Loss on extinguishment of debt4 - -   - 2,031     Integration, non-recurring, non-operating, cash, and non-cash costs5 492 2,679 3,443 5,309     Adjusted EBITDA $7,056 $8,647   $21,900 $23,820   1 Represents expenses incurred related to business acquisitions; 2 Represents the impacts from the change in fair value related to the earnout shares liability, the warrant liability and the tax receivable agreement associated with the business combination completed on December 23, 2021; 3 Represents the change in fair value of contingent consideration payable to former owners of acquired businesses; 4 Represents amounts paid to refinance debt in April of 2021; 5 Represents adjustments for other integration, non-recurring, non-operating, cash, and non-cash costs related primarily to integration costs for new acquisitions, severance, and management fees paid to our principal owner.